                                                                      EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

MERRILL LYNCH GLOBAL CONVERTIBLE FUND, INC.:


We consent to the use in Post-Effective Amendment No. 11 to Registration Statement No. 33-18720 of our report dated December 4, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



/S/  DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Princeton, New Jersey
February 23, 1996